UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 27, 2007

Date of Report (Date of earliest event reported)

Harrah’s Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 27, 2007, the Registrant issued a press release announcing that it has established a record date and special meeting date for its stockholders to consider and vote on a proposal to adopt the previously announced merger agreement providing for the acquisition of the Registrant by affiliates of Texas Pacific Group and Apollo Management. The Registrant’s stockholders of record at the close of business on Thursday, March 8, 2007, will be entitled to notice of the special meeting and to vote on the proposal. The special stockholder meeting will be held on Thursday, April 5, 2007, at 8:00 a.m. Pacific Time, in the Roman Ballroom, Salon #3 at Caesars Palace in Las Vegas.

The Registrant also announced today that its 2007 annual meeting of stockholders is scheduled for 11:00 a.m. Pacific Time on Thursday, April 26, 2007, in the Tiberius Ballroom at Caesars Palace in Las Vegas. The Annual Meeting is open to stockholders of record as of February 28, 2007.

The text of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

99.1	Text of press release, dated February 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date: February 27, 2007	By:	/s/ Michael D. Cohen
Michael D. Cohen
Vice President, Associate General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Document Description
99.1	Text of press release, dated February 27, 2007.